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                                                                   EXHIBIT 99.1
MetLife Capital Equipment Loan Trust 1997-A

  $304,203,000     Class A 6.85% Asset Backed Notes
  $26,452,783      Class B Fixed Rate Asset Backed Notes

  Statement to Noteholders pursuant to Section 5.06 of the
             Transfer and Servicing Agreement

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Payment Date:                                                                          20-Aug-97
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(i)    Amount of principal being paid on the Notes:
         (a) Class A Notes                                                                 $0.00
             per $1,000 original principal amount:                                   $0.00000000

         (b) Class B Notes                                                                 $0.00
             per $1,000 original principal amount:                                   $0.00000000

         (c) Total                                                                         $0.00

(ii)   Amount of interest being paid on the Notes
         (a) Class A Notes                                                         $1,736,492.13
             per $1,000 original principal amount:                                   $5.70833335

         (b) Class B Notes                                                           $151,001.30
             per $1,000 original principal amount:                                   $5.70833322

         (c) Total                                                                 $1,887,493.43

(iii)  Balances at the end of the related Collection Period
         (a) Pool Balance at the end of the related Collection Period            $330,655,783.00
         (b) aggregate Principal Balance of the Receivables                      $330,655,437.76
         (c) amount in the Principal Funding Account                                     $345.24

(iv)   After giving effect to distributions on this Distribution Date:
         (a) outstanding principal amount of Class A Notes:                      $304,203,000.00
         (b) Class A Note Pool Factor                                                 1.00000000

(v)    Amount of Servicing Fee being paid:                                           $137,773.24

(vi)   Amount of Administration Fee being paid:                                          $500.00

(vii)  Aggregate Acquisition Amounts for Collection Period:
         (a) by Transferor                                                                 $0.00
         (b) by Servicer                                                                   $0.00

(viii) Amount of Realized Losses for the Collection:                                       $0.00

(ix)   Ending Reserve Account Balance:                                             $4,754,841.21

(x)    Specified Reserve Account Balance:                                          $4,754,841.21

(xi)   (a) Noteholders' Class A Interest Distributable Amount:                     $1,736,492.13
       (b) Noteholders' Class B Interest Distributable Amount:                       $151,001.30
       (c) Class A Noteholders' Principal Distributable Amount:                            $0.00
       (d) Class B Noteholders' Principal Distributable Amount:                            $0.00
       (e) Amount withdrawn from Reserve Account per Section 5.05(c) or (d)                $0.00

(xi)   Delinquency Summary
         (a) Delinquencies 61 to 90 days                                                   $0.00
         (b) Delinquencies over 90 days                                                    $0.00

(xiii) Delinquency Summary - % of aggregate principal balance of the receivables
         (a) Delinquencies 61 to 90 days                                                   0.00%
         (b) Delinquencies over 90 days                                                    0.00%
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